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                                                                     Exhibit 4.3

                        THE MONARCH MACHINE TOOL COMPANY
                        --------------------------------

                       1999 LONG-TERM INCENTIVE STOCK PLAN
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                       1999 LONG-TERM INCENTIVE STOCK PLAN
                       -----------------------------------

SECTION 1. PURPOSE
------------------

                  The purpose of this 1999 Long-Term Incentive Stock Plan (the "Plan") is to promote the long-term success of The Monarch Machine Tool Company (the "Company") by providing financial incentives to key employees, officers and directors of the Company and its subsidiaries who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with the Company and its subsidiaries and to encourage key employees to acquire a proprietary interest in the Company through stock ownership, to continue employment with the Company and its subsidiaries, and to render superior performance during such employment. To accomplish the purposes of the Plan, the Board of Directors of the Company establishes the Plan and authorizes the Committee referred to in Section 4 to administer the Plan in such manner and on such conditions as it deems appropriate, subject to the provisions of the Plan.

SECTION 2. DEFINITIONS
----------------------

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Change of Control" shall mean and be deemed to have occurred if (i) any "person," as such term is defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Act"), other than the Company or an entity then controlled by the Company is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities except, however, in determining whether the 20% threshold has been attained by a particular person, any voting securities of the Company which such person acquires directly from the Company (other than pursuant to a stock dividend or split) shall not be taken into consideration in calculating such person's percentage of ownership of the voting power of the Company; (ii) any "person" (as such term is defined at Section 13(d) of the Act) other than the Company or an entity then controlled by the Company is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, including securities such person may have acquired directly from the Company;
(iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period; (iv) the Company merges or consolidates with another corporation and an entity controlled by the Company immediately prior to the merger or consolidation is not the surviving entity or if the Company is the surviving entity, holders of 80% or more of the voting power of the Company immediately prior to the merger or consolidation do not own, immediately after the merger or consolidation, 65% or more of the voting power of the surviving entity; or (v) a sale, lease, exchange, or other disposition of all or substantially all of the assets of the Company takes place.

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                  (c) "Code" means the Internal Revenue Code of 1986, as
amended.

                  (d) "Committee" means the committee referred to in Section 4.

                  (e) "Company" means The Monarch Machine Tool Company, an Ohio corporation, and when used with reference to employment of a Participant, Company includes any Subsidiary of the Company.

                  (f) "Director" means a member of the Board of Directors of the Company.

                  (g) "Employee" means any key employee of the Company or any of its Subsidiaries.

                  (h) "Fair Market Value" means the average of the high and low prices of a Share on the date when the value of a Share is to be determined, as reported on the New York Stock Exchange-Composite Transactions Tape; or, if no sale of Shares is reported on such date, then the next preceding date on which a sale occurred; or if the Shares are no longer listed on such exchange, the determination of such value shall be made by the Committee in accordance with applicable provisions of the Code and related regulations promulgated under the Code.

                  (i) "Gross Misconduct" shall mean (a) the willful and continued failure by participant to substantially perform his duties with the Company or a Subsidiary of the Company (other than any such failure resulting from his physical or mental illness or other physical or mental incapacity), after a demand for substantial performance is delivered to participant by the Company which specifically identifies the manner in which the Company believes that participant has not substantially performed his duties, or (b) the willful engaging by participant in gross misconduct which is materially and demonstrably injurious to the Company or a Subsidiary of the Company resulting or intended to result, directly or indirectly, in substantial personal gain or substantial personal enrichment at the expense of the Company or a Subsidiary of the Company.

                  (j) "Incentive Award" means an Option, Restricted Share Award or Performance Award granted under the Plan.

                  (k) "Incentive Stock Option" means an Option that is an Incentive Stock Option, as defined in Section 422 of the Code.

                  (l) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

                  (m) "Option" means a right to purchase Shares at a specified price; "Optionee" means the holder of an Option.

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                  (n) "Participant" means an Employee selected to receive an
Incentive Award or Director, whether or not employed by the Company, selected to receive an Incentive Award..

                  (o) "Performance Award" means a right to receive Restricted Shares, Shares, cash, or a combination thereof, contingent upon the attainment of performance objectives determined in the discretion of the Committee as more fully set forth at Section 8 hereof.

                  (p) "Reload Option" shall have the meaning ascribed to it at
Section 6(f).

                  (q) "Restricted Share Award" means a right to receive Shares that is nontransferable and subject to substantial risk of forfeiture until specific conditions are met; "Restricted Shares" means Shares which are the subject of a Restricted Share Award; and "Restricted Period" shall have the meaning ascribed to it at Section 7(a).

                  (r) "Shares" means the Common Shares of the Company.

                  (s) "Subsidiary" means any company more than 50% of the voting stock of which is owned or controlled, directly or indirectly, by the Company.

                  (t) "Voting Shares" means any securities of the Company which vote generally in the election of directors of the Company.

SECTION 3. SHARES SUBJECT TO THE PLAN
-------------------------------------

                  (a) MAXIMUM NUMBER-AGGREGATE. The maximum number of Shares that may be subject to Incentive Awards granted pursuant to the Plan shall be One Hundred Seventy-five Thousand (175,000), subject to adjustment in accordance with Section 3(c). The Shares which may be issued pursuant to Incentive Awards may be authorized and unissued Shares or Shares held in the Company's treasury. In the event of a lapse, expiration, termination, or cancellation of any Incentive Award granted under the Plan without the issuance of Shares or the payment of cash, or if Shares are issued under a Restricted Share Award and are reacquired by the Company as a result of rights reserved upon the issuance thereof, the Shares subject to or reserved for such Incentive Award shall no longer be charged against the 175,000 Share maximum and may again be used for new Incentive Awards.

                  (b) MAXIMUM NUMBER-PER EMPLOYEE. The maximum Incentive Awards that may be granted to each Employee in each fiscal year of the Company commencing on or after January 1, 1999, is as follows:

                             (i) With respect to Options, no more than 50,000
                  may be granted;

                            (ii) With respect to Restricted Shares (not issued
                  in connection with Performance Awards), no more than $400,000 of such Shares may be granted; and

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                           (iii) With respect to Performance Awards, no more
                  than $400,000 of Performance Shares may be granted (based on the Fair Market Value of Shares on the date the award is granted, not the date the award is earned or paid).

                  (c) RECAPITALIZATION ADJUSTMENT. In the event of any change affecting the Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate change, or any distribution to a holder of Shares other than ordinary cash dividends, the Committee shall make such adjustment, if any, as it may deem appropriate to avoid dilution in the number and kind of shares authorized for issuance under the Plan, in the number and kind of shares covered by Incentive Awards and, in the case of Options, in the option price.

SECTION 4. ADMINISTRATION
-------------------------

                  (a) COMMITTEE. The Plan shall be administered by a Committee of the Board, comprised of three or more directors, who shall from time to time be appointed by, and serve at the pleasure of, the Board. Each director serving on the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Code Section 162(m).

                  (b) AUTHORITY. The Committee shall have and exercise all the power and authority granted to it under the Plan. Subject to the provisions of the Plan, the Committee shall have authority in its sole discretion from time to time (i) to designate the persons to whom Incentive Awards are granted; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate, including establishing and administering Performance Goals, as defined in Section 8(a), and certifying whether the Performance Goals have been attained; (iii) to interpret the Plan and to adopt, amend and rescind rules and regulations relating to the Plan; and (iv) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

                  (c) COMMITTEE ACTIONS. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be acts of the Committee. All such actions shall be final, conclusive, and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Incentive Award thereunder.

                  (d) INTERPRETATION AND CONSTRUCTION. Any provision of this Plan to the contrary notwithstanding, (i) certain designated Incentive Awards under this Plan are intended to qualify as performance-based compensation within the meaning of Code Section 162(m)(4)(C) and (ii) any provision of the Plan that would prevent a designated Incentive Award from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

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SECTION 5.  ELIGIBILITY AND INCENTIVE AWARDS

                  (a) ELIGIBLE PERSONS. The Committee may grant Incentive Awards to key employees, officers, and Directors.

                  (b) INCENTIVE AWARDS. Incentive Awards may be granted in any one or more combinations of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Restricted Share Awards and (iv) Performance Awards. All Incentive Awards shall be subject to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the Plan, including without limitation, designation of Participants, the form, amount and timing of Incentive Awards, the terms and provisions of Incentive Awards, and the written agreements evidencing Incentive Awards, need not be uniform and may be made selectively among Employees who receive, or are eligible to receive, Incentive Awards hereunder, whether or not such Employees are similarly situated.

                  (c) EMPLOYMENT. The Plan and the Incentive Awards granted hereunder shall not confer upon any Employee the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an Employee at any time and for any reason.

SECTION 6. OPTIONS
------------------

                  The Committee may grant Incentive Stock Options and Nonqualified Stock Options and such Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

                  (a) OPTION PRICE. The option price per Share with respect to each Option shall be determined by the Committee but shall not be less than the Fair Market Value of a Share on the date the Option is granted.

                  (b) PERIOD OF OPTION. The period of each Option shall be fixed by the Committee but in no case may an option be exercised more than ten years after the date of its grant.

                  (c) EXERCISE OF OPTION. Subject to the provisions of Section 6(d) relating to continuous employment, an Option may be exercised with respect to all Shares covered thereby or may be exercised with respect to a specified number of Shares over a specified period or periods as determined by the Committee. Any Shares not purchased during a specified period may be purchased thereafter at any time prior to the expiration of the Option unless the Committee determines otherwise. The Committee may at any time remove or alter any restriction on exercise of an Option which was imposed by the Committee.

                  (d) TERMINATION OF EMPLOYMENT. No Option granted to an Employee may be exercised under the Plan unless the Optionee has been continuously employed by the Company

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from the date of grant of the Option to the date of exercise except that an
Option may, subject to the ten year limitation at Section 6(b), be exercised (i) within 30 days after the Optionee ceases to be employed by the Company if the cause of cessation of employment was other than retirement, disability, death or termination of employment by the Company for Gross Misconduct; (ii) within one year of cessation of employment in the case of early retirement except that the Committee may, in its discretion, in the case of early retirement, extend the period of exercise to a date not more than three years after cessation of employment; and (iii) within three years of cessation of employment in the case of normal retirement, death or disability. After termination of employment Options may be exercised only to the extent they could have been exercised on the date of the Optionee's termination of employment. Whether authorized leave of absence or absence for military or governmental service shall constitute a termination of employment shall be determined by the Committee.

                  (e) LIMITS ON INCENTIVE STOCK OPTIONS. Except as may be permitted by the Code, the Fair Market Value of Shares (determined at the time of grant of Options) as to which Incentive Stock Options held by an Optionee first become exercisable in any calendar year shall not exceed $100,000, or such other maximum amount permitted by the Code. In addition, no Incentive Stock Option shall be granted to an Employee who possesses, directly or indirectly (within the meaning of Code Section 424(d)), at the time of grant more than 10% of the combined voting power of all classes of stock of the Company unless the option price is at least 110% of the Fair Market Value of the Shares subject to the Option on the date such Option is granted and such Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.

                  (f) RELOAD OPTION FEATURE. Any Option granted under the Plan may contain a feature providing for, upon the exercise thereof, the grant of a Reload Option subject to and in accordance with the provisions of this Section
(6)(f). Whenever the holder of any Option containing a reload feature (the "Original Option") outstanding under this Plan exercises such Original Option, the holder of such Original Option (except as provided in Section 6(f)(4) below) shall be granted on the date of such exercise (the "Reload Date") a new option (the "Reload Option") for a number of Shares equal to number of Shares used by the Optionee as full or partial payment of the option price for such Original Option and used for purposes of tax withholding in accordance with Section 11(b) hereof. The following additional terms and provisions shall apply to Reload Options granted under the Plan:

                           (i) OPTION PRICE. The option price per Share covered
                  by a Reload Option shall be an amount equal to the Fair Market Value per Share as of the Reload Date.

                           (ii) EXPIRATION DATE. The option exercise period
                  shall expire on, and the Reload Option shall no longer be exercisable after, the date the Original Option would have expired if it had not been exercised.

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                           (iii) VESTING PERIOD. Reload Options granted under
                  this Section 6(f) shall vest and become exercisable with respect to all Shares covered thereby on the third anniversary of the Reload Date or such earlier date as the Committee shall specify.

                           (iv) ACTIVE EMPLOYEE. No Reload Option shall be
                  granted to any person who is not employed by the Company at the time of exercise of an Original Option.

                  (g) NOTICE OF EXERCISE AND PAYMENT. An Option granted under the Plan may be exercised by the Optionee giving written notice of exercise to the Committee. The Option price for the Shares purchased shall be paid in full at the time such notice is given. An Option shall be deemed exercised on the date the Committee receives written notice of exercise, together with full payment for the Shares purchased. The Option price shall be paid to the Company either in cash, by delivery to the Company of Shares already-owned by the Optionee or any combination of cash and such Shares. The Committee may, however, at any time and in its discretion, adopt guidelines limiting or restricting the use of already-owned Shares to pay all or any portion of the Option price. In the event already-owned Shares are used to pay all or a portion of the Option price, the amount credited to payment of the Option price shall be the Fair Market Value of the already-owned Shares on the date the Option is exercised.

                  (h) FRACTIONAL SHARES. No fractional shares shall be issued pursuant to the exercise of an Option, nor shall any cash payment be made in lieu of fractional shares.

SECTION 7. RESTRICTED SHARE AWARDS
----------------------------------

                  The Committee may issue Shares to an Employee or Director which Shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe in connection with the grant of a Restricted Share Award:

                  (a) GENERAL. With respect to each grant of Restricted Shares, the Committee, in its sole discretion, shall determine the period during which the restrictions set forth at Subsection 7(b) shall apply to the Restricted Shares (the "Restricted Period").

                  (b) RESTRICTIONS. At the time of grant of Restricted Shares to an Employee or Director, a certificate representing the number of Shares granted shall be registered in his name but shall be held by the Company for the account of the Employee or Director. The Employee or Director shall have the entire beneficial ownership interest in, and all rights and privileges of a shareholder as to, such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, subject to the following restrictions: (i) subject to Section 7(c), the Employee shall not be entitled to delivery of the Share certificate until the expiration of the Restricted Period; (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (iii) all of the Restricted Shares shall be forfeited and all rights of the Employee or Director to such Restricted

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Shares shall terminate without further obligation on the part of the Company unless the Employee remains in the continuous employment of the Company (or, in case of a Director, the Director continues as a Director) for the entire Restricted Period in relation to which such Restricted Shares were granted, except as provided by Section 7(c). Any Shares received with respect to Restricted Shares as a result of a recapitalization adjustment pursuant to
Section 3(b) shall be subject to the same restrictions as such Restricted
Shares.

                  (c)(1) Termination of Employment.
                         --------------------------

                           (i) RETIREMENT. If an Employee ceases to be employed
                  by the Company prior to the end of a Restricted Period by reason of normal retirement under a retirement plan of the Company or the Employee otherwise retires with the consent of the Company, the number of Restricted Shares granted to such Employee for such Restricted Period shall be reduced in proportion to the Restricted Period (determined on a quarterly basis) remaining after the Employee ceases to be an Employee and all restrictions on such reduced number of Shares shall lapse. A certificate for such Shares shall be delivered to the Employee in accordance with the provisions of Section 7(d) hereof. The Committee may, if it deems appropriate, direct that the Employee receive a greater number of Shares free of all restrictions but not exceeding the number of Restricted Shares then subject to the restrictions of Section 7(b).

                           (ii) DEATH. If an Employee ceases to be employed by
                  the Company prior to the end of a Restricted Period by reason of death, the Restricted Shares granted to such Employee shall immediately vest in his beneficiary or estate and all restrictions applicable to such Shares shall lapse. A certificate for such Shares shall be delivered to the Employee's beneficiary or estate in accordance with the provisions of Subsection 7(d).

                           (iii) ALL OTHER TERMINATIONS. If an Employee ceases
                  to be an Employee prior to the end of a Restricted Period for any reason other than retirement or death, the Employee shall immediately forfeit all Restricted Shares then subject to the restrictions of Section 7(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow an Employee whose employment has so terminated to retain any or all of the Restricted Shares then subject to the restrictions of Section 7(b) and all restrictions applicable to such retained shares shall lapse. A certificate for such retained shares shall be delivered to the Employee in accordance with the provisions of Section 7(d).

                  (c)(2) Director Ceases to Hold Office.
                         -------------------------------

                           (i) DEATH. If Director ceases to be a Director prior
                  to the end of a Restricted Period by reason of death, the Restricted Shares granted to such

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                  Director shall immediately vest in his beneficiary or estate and all restrictions applicable to such Shares shall lapse. A certificate for such Shares shall be delivered to Director's beneficiary or estate in accordance with the provisions of Subsection 7(d).

                           (ii) ALL OTHER TERMINATIONS. If a Director ceases to
                  be a Director prior to the end of a Restricted Period for any reason other than death, the Director shall immediately forfeit all Restricted Shares then subject to the restrictions of Section 7(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow the Director whose term of office has so terminated to retain any or all of the Restricted Shares then subject to the restrictions of Section 7(b) and all restrictions applicable to such retained shares shall lapse. A certificate for such retained shares shall be delivered to the Director in accordance with the provisions of Section 7(d).

                  (d) PAYMENT OF RESTRICTED SHARES. At the end of the Restricted Period or at such earlier time as provided for in Subsection 7(c), all restrictions applicable to the Restricted Shares shall lapse and a Share certificate for a number of Shares equal to the number of Restricted Shares, free of all restrictions, shall be delivered to the Participant or his beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (measured as of the date the restrictions lapse) of such fractional Share to the Participant or his beneficiary or estate, as the case may be.

SECTION 8. PERFORMANCE AWARDS
-----------------------------

                  The Committee may grant to Employees Performance Awards which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe in connection with the grant of a Performance Award:

                  (a) AWARD PERIOD AND PERFORMANCE GOALS. The Committee shall determine and include in a Performance Award the period of time during which a Performance Award may be earned ("Award Period"). The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company, Subsidiary or division during the Award Period as a condition to payment of the Performance Award. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

                  With respect to Performance Awards that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee shall (i) select the Employees for such Incentive Awards, (ii) establish in writing the applicable performance goals no later than 90 days after the commencement of the period of service to which the performance goals relates (or such earlier or later date as may be the applicable deadline for compensation payable hereunder to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C)), and (iii) designate the Performance Awards that are to qualify as "performance based" within the meaning of Code
Section 162(m)(4)(C).

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                  The Committee shall establish in writing the Performance Goals for each Award Period which shall be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations and acquisition expenses, as the Committee may determine: level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow and completion of acquisitions. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the Participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

                  (b) NO DISCRETION. With respect to Performance Awards that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee has no discretion to increase the amount of the award due upon attainment of the applicable performance goals. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any award hereinafter (i.e., to reduce or eliminate the award payable) within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).

                  (c) PERFORMANCE AWARD EARNED. The Performance Awards shall be expressed in terms of Shares and referred to as "Performance Shares"or "Performance Units" as the Committee shall specify. With respect to each Performance Award, the Committee shall fix the number of allocable Performance Shares. The level of Performance Goals attained will determine the percentage of Performance Shares earned for an Award Period. After completion of the Award Period, the Committee shall certify in writing the extent to which the Performance Goals and other material terms applicable to such award are attained. Unless and until the Committee so certifies, the Performance Award shall not be paid.

                  (d) PERFORMANCE AWARD PAYMENT. The Committee, in its discretion, may elect to make payment of the Performance Awards in Restricted Shares, Shares, cash or any combination of the foregoing. If the Performance Award is paid in Shares or Restricted Shares, the Company shall issue one Share or Restricted Share for each Performance Share earned. If the Performance Award is paid in cash, the cash payable shall be equal to the Fair Market Value of the Performance Shares earned as of the last day of the Award Period.

                  (e) REQUIREMENT OF EMPLOYMENT. A grantee of a Performance Award must remain in the employment of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Award; provided that the Committee may, in its sole discretion, provide for a partial or full payment of the Performance Award that would have

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been payable if the grantee had continued employment for the entire Award
Period, which shall be paid at the same time as would have been paid if no termination of employment occurred, but only if and to the extent the exercise of such discretion does not prevent any designated Incentive Award from qualifying as "performance based" within the meaning of Code Section 162(m)(4)(C).

                  (f) DIVIDENDS. The Committee may, in its discretion, at the time of the granting of a Performance Award, provide that any dividends declared on Shares during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

                  (g) DELAYED PAYMENT. To the extent that the Committee, in its sole discretion, determines that the payment of any Performance Award is not deductible by the Company based on Code Section 162(m), the Company shall delay the payment of such Performance Award. The unpaid portion of a Performance Award that is subject to this Section 8(g) shall be paid (in whole or in part), at the discretion of the Committee, when such payment is deductible in accordance with Code Section 162(m).

                  The delayed payment of a Performance Award payable in Shares or Restricted Shares shall be equal to the number of Performance Shares earned but unpaid. The delayed payment of a Performance Award payable in cash shall be equal to the Fair Market Value of the earned but unpaid Performance Shares as of the appropriate payment date selected by the Committee.

SECTION 9. NON-ASSIGNABILITY OF INCENTIVE AWARDS
------------------------------------------------

                  (a) Except as provided in Section 9(b) with respect to Options granted hereunder as Nonqualified Stock Options, no Incentive Award granted under the Plan shall be assigned, transferred, pledged, or otherwise encumbered by an Employee, otherwise than by will, by designation of a beneficiary after death on a form approved by the Committee, or by the laws of descent and distribution, or be made subject to execution, attachment or similar process. Except as provided in Section 9(b) with respect to Nonqualified Stock Options, each Incentive Award shall be exercisable during the Employee's lifetime only by the Employee or, if permissible under applicable law, by the Employee's guardian or legal representative.

                  (b) Neither any Option granted hereunder as a Nonqualified Stock Option nor any right thereunder may be assigned or transferred by the optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974), provided, however, the Committee may by written action permit any holder of a Nonqualified Stock Option, either before or after the time of grant, to transfer a Nonqualified Stock Option during his lifetime to one or more members of his family, to one or more trusts for the benefit of one or more members of his family, or to a partnership or partnerships of members of his family, provided that no

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

consideration is paid for the transfer and that such transfer would not result in the loss of any exemption under Rule 16b-3 for any option granted under any plan of the Company. The transferee of a Nonqualified Stock Option shall be subject to all restrictions, terms and conditions applicable to the Nonqualified Stock Option prior to its transfer. The Committee may impose on any transferable Nonqualified Stock Option and on the Shares to be issued upon the exercise of a Nonqualified Stock Option such limitations and conditions as the Committee deems appropriate.

SECTION 10. CHANGE OF CONTROL
-----------------------------

                  (a) GENERAL. In order to maintain all of the Employee's rights in the event of a Change of Control of the Company, the Committee, in its sole discretion, may, as to any Incentive Award, either at the time that an Incentive Award is made or any time thereafter, take any one or more of the following actions:

                           (i) provide for the acceleration of any time periods
                  relating to the exercise or realization of any such award, so that such award may be exercised or realized in full on or before a date fixed by the Committee,

                           (ii) provide for the purchase of any such award by
                  the Company, upon an Employee's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such award or realization of such Employee's rights had such award been currently exercisable or payable,

                           (iii) make such adjustment to any such award then
                  outstanding as the Committee deems appropriate to reflect a Change of Control, or

                           (iv) cause any such award then outstanding to be
                  assumed, or new rights substituted therefor, by the acquiring or surviving corporation, if any, in connection with a Change of Control.

                  (b) OPTIONS. All outstanding Options which are not yet exercisable shall become immediately exercisable in full in the event of a Change of Control of the Company.

SECTION 11. TAXES
-----------------

                  (a) WITHHOLDING FOR TAXES. The Company shall be entitled, if necessary or desirable, to withhold the amount of any tax attributable to any amounts payable under any Incentive Award and the Company may defer making payment of any Incentive Award if any such tax, charge, or assessment may be pending until indemnified to its satisfaction.

                  (b) USE OF SHARES FOR TAX WITHHOLDING PAYMENTS. With the approval of the Committee, Shares may be used in lieu of cash to pay all or any part of the mandatory federal, state or local withholding tax payments to be made by the Employee in connection with an Incentive Award, as follows:

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


                           (i) NONQUALIFIED STOCK OPTIONS. (a) The holder of a
                  Nonqualified Stock Option may elect to have the Company retain from the Shares to be issued upon exercise of such an option Shares having a Fair Market Value equal to the withholding tax to be paid; or (b) the holder of a Nonqualified Stock Option may deliver to the Company already-owned Shares having a Fair Market Value equal to the withholding tax to be paid and in such case, the election to use already-owned Shares for such purpose and the exercise of the Nonqualified Stock Option may occur at any time.

                           (ii) RESTRICTED SHARE AWARDS. If withholding taxes
                  are to be paid at the time Restricted Shares are issued in the name of an Employee or at the expiration of the Restricted Period, then the Employee may elect to have the Company retain from the Shares to be issued Shares having a Fair Market Value equal to the withholding tax to be paid or pay such taxes by delivering to the Company already-owned Shares having a Fair Market Value equal to the amount of the withholding tax being paid by the use of already-owned Shares.

                           (iii) PERFORMANCE SHARES. If withholding taxes are
                  required to be paid at the time Shares are delivered to an Employee as a Performance Award, then the Employee may elect to have the Company retain from the Shares to be issued Shares having a Fair Market Value equal to the withholding tax to be paid or pay such taxes by delivering to the Company already-owned Shares having a Fair Market Value equal to the amount of the withholding tax being paid by the use of already-owned Shares.

SECTION 12. COMPLIANCE WITH LAWS AND EXCHANGE REQUIREMENTS
----------------------------------------------------------

                  No Option shall be granted and no Shares shall be issued in connection with any Incentive Award unless the grant of the Option and the issuance and delivery of Shares or cash pursuant to the Incentive Award shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any market system or stock exchange upon which the Shares may then be listed.

SECTION 13. AMENDMENT AND TERMINATION OF PLAN
---------------------------------------------

                  (a) AMENDMENT. The Board may amend, modify, or suspend the Plan at any time for the purpose of meeting or addressing any changes in the legal requirements or for any other purpose permitted by law. Subject to changes in law or legal requirements that would permit otherwise, the Board may not amend the Plan without shareholder approval so as to:

                           (i) increase the maximum number of Shares that may be
                  issued under the Plan except in accordance with Section 3(c);

                           (ii) permit the granting of Options with exercise
                  prices lower than those specified in Section 6;

                           (iii) materially modify the requirements as to
                  eligibility of key employees, officers, or directors of the Company for participation in the Plan; or

                           (iv) prevent future grant of Incentive Awards to
                  qualify as "performance based" within the meaning of Code
                  Section 162(m)(4)(C).

                  (b) TERMINATION. The Board may at any time terminate the Plan.

                  (c) EFFECT OF AMENDMENT OR TERMINATION. Any amendment or the termination of the Plan shall not adversely affect any Incentive Award previously granted nor disqualify an Incentive Award from being treated as "performance based" within the meaning of Code Section 162(m)(4)(C). Incentive Awards outstanding at the time that the Plan is amended or terminated shall remain in full force and effect as if the Plan had not been amended or terminated.

SECTION 14. NOTICES
-------------------

                  Each notice relating to the Plan shall be in writing and delivered in person or by certified or registered mail to the proper address. Each notice to the Committee shall be addressed as follows: The Monarch Machine Tool Company, 2600 Kettering Tower, Dayton, Ohio 45423, Attention: Compensation Committee. Each notice to a Participant shall be addressed to the Participant at the address of the Participant maintained by the Company on its books and records. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.

SECTION 15. BENEFITS OF PLAN
----------------------------

                  This Plan shall inure to the benefit of and be binding upon each successor of the Company. All rights and obligations imposed upon a Participant and all rights granted to the Company under this Plan shall be binding upon the Participant's heirs, legal representatives and successors.

SECTION 16. PRONOUNS AND PLURALS
--------------------------------

                  All pronouns shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

SECTION 17. SHAREHOLDER APPROVAL AND TERM OF PLAN
-------------------------------------------------

                  (a) The Plan shall become effective upon its adoption by the Board. No payment of cash or Shares in connection with an Incentive Award shall be made, and no Option shall be exercised, prior to the approval of the Plan by the affirmative vote of the holders of a majority of the outstanding Shares present, in person or by proxy, and entitled to vote at an annual meeting of the shareholders of the Company. Unless the Plan shall be so approved by the shareholders of the Company at the next annual meeting after its adoption by the Board, the Plan shall terminate and all Incentive Awards granted under the Plan shall be canceled.

                  (b) Unless sooner terminated under Section 13, the Plan shall be in effect from the date of its adoption by the Board and automatically terminate on the fifth anniversary of its adoption by the shareholders of the Company.

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